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                                                                   EXHIBIT 6(c)

                       AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement between Market Street Fund,
Inc. (the "Fund"), and PML Securities Company ("PML") is made this 21st day of March, 1989.

                                  WITNESSETH:

WHEREAS, the Fund and PML entered into an Underwriting Agreement on November 11, 1985, as amended on September 9, 1988;

WHEREAS the Fund established an Aggressive Growth Portfolio on March 20,
1989;

WHEREAS, it is the desire of the parties to amend the Underwriting Agreement to include the Aggressive Growth Portfolio;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the Aggressive Growth Portfolio of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement to be duly executed as of the day and year first above written.

[SEAL]                                     MARKET STREET FUND, INC.


Attest:  [sig]                          By:/s/ STANLEY R REBER
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[SEAL]                                     PML SECURITIES COMPANY


Attest:  [sig]                          By:  [sig]
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